Item 23(j)

                         CONSENT OF INDEPENDENT AUDITORS




To the Shareholders and Board of Trustees of Gartmore Mutual Funds (formerly Nationwide Mutual Funds):

We consent to the use of our reports dated December 14, 2001 on the Gartmore Mutual Funds' financial statements and financial highlights as incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the prospectuses and "Auditors" in the statement of additional information.

KPMG  LLP

Columbus,  Ohio
January  25,  2002


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